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                                                                    EXHIBIT 21.1

                       MITTAL STEEL USA INC. SUBSIDIARIES

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
NAME OF SUBSIDIARY                                   JURISDICTION OF INCORPORATION OR ORGANIZATION
------------------                                   ---------------------------------------------
Burnham Trucking Company, Inc.                                        Delaware
Caland Ore Company Limited                                            Delaware
Hibbing Land Corporation                                              Delaware
Hibbing Taconite Holding Inc.                                         Minnesota
I/N Kote, Inc.                                                        Delaware
I/N Tek, Inc.                                                         Delaware
III Kote, Inc.                                                        Delaware
III Tek, Inc.                                                         Delaware
III/PCI, Inc.                                                         Delaware
Incoal Company                                                        Delaware
International Steel (Barbados) SRL                                    Barbados
ISG Acquisition Inc.                                                  Delaware
ISG Burns Harbor LLC                                                  Delaware
ISG Chicago Cold Rolling LLC                                          Delaware
ISG Cleveland Inc.                                                    Delaware
ISG Cleveland West Inc.                                               Delaware
ISG Cleveland West Properties Inc.                                    Delaware
ISG Cleveland Works Railway Company                                   Delaware
ISG Columbus Coatings LLC                                             Delaware
ISG Columbus Processing LLC                                           Delaware
ISG/EGL Holding Company                                               Delaware
ISG Georgetown Inc.                                                   Delaware
ISG Hennepin Inc.                                                     Delaware
ISG Hibbing Inc.                                                      Delaware
ISG Indiana Harbor Inc.                                               Delaware
ISG Lackawanna LLC                                                    Delaware
ISG Piedmont LLC                                                      Delaware
ISG Plate LLC                                                         Delaware
ISG Railways Inc.                                                     Delaware
ISG Real Estate Inc.                                                  Delaware
ISG Riverdale Inc.                                                    Delaware
ISG Sales Inc.                                                        Delaware
ISG South Chicago & Indiana Harbor Railway Company                    Delaware
ISG Sparrows Point LLC                                                Delaware
ISG Steel Mexico, S.A. de C.V.                                        Mexico
ISG Steelton LLC                                                      Delaware
ISG Technologies Inc.                                                 Delaware
ISG Trinidad Unlimited                                                Trinidad
ISG Venture Inc.                                                      Delaware
ISG Warren Inc.                                                       Delaware
ISG Weirton Inc.                                                      Delaware
Ispat Inland Administrative Service Company                           Delaware
Ispat Inland Empire Inc.                                              Delaware
Ispat Inland Finance LLC                                              Delaware
Ispat Inland Holdings Inc.                                            Delaware
Ispat Inland Inventory LLC                                            Delaware
Ispat Inland LP                                                       Delaware
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
Ispat Inland Mining Company                                           Delaware
Ispat Inland Mortgage Acceptance Corp.                                Delaware
Ispat Inland Service Corp.                                            Delaware
Ispat North America Holding Inc.                                      [DELAWARE]
Jackson County Iron Company                                           Wisconsin
Lancashire Coal Company                                               Delaware
Metique, Inc.                                                         Delaware
Mittal Steel Delaware L.P.                                            [DELAWARE]
Mittal Steel North America Inc.                                       [DELAWARE]
Mittal Steel US Finance LLC                                           [DELAWARE]
NMI Corp                                                              Delaware
Ontario Iron Company                                                  Minnesota
Pristine Resources Inc.                                               Delaware
Steel Employment Services Inc.                                        [DELAWARE]
Tecumseh Redevelopment Inc.                                           Delaware
Tow Path Valley Business Park Development Company                     Delaware
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